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                                                                         12/4/95

                    ZURICH REINSURANCE CENTRE HOLDINGS, INC.
                             1995 STOCK OPTION PLAN

         1. General. The Zurich Reinsurance Centre Holdings, Inc. 1995 Stock Option Plan (the "Plan") has been established in order to promote the interests of Zurich Reinsurance Centre Holdings, Inc. (the "Company") and the Company's investors by enabling the Company and its subsidiaries to attract and retain key employees and to align the interests of key employees with those of the Company's shareholders. These aims will be effected through the granting of options ("Options") to purchase shares of the Company's common stock, par value $0.01 per share (the "Common Stock"). The exercisability of each option issued under the Plan shall be contingent upon the achievement by the Company of financial performance thresholds. Subject to the aggregate limitation set forth in Section 3(a) hereof, under the Plan the Company may grant "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or Options which are not intended to be ISOs ("Non-Qualified Options").

         2. Administration of the Plan. The Plan shall be administered by a committee (the "Committee") consisting of at least two persons, appointed by the Board of Directors of the Company (the "Board of Directors") from among its members, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and an "outside director" within the meaning of Section 162(m)(4)(c)(i) of the Code and regulations thereunder. Within the limits of the express provisions of the Plan, the Committee shall have the authority, in its discretion, to take the following actions under the Plan:

         (i) to determine the individuals (each, an "Optionee") to whom, and the time or times at which, Options shall be granted, the number of shares of Common Stock to be subject to each Option and whether such Options shall be ISOs or Non-Qualified Options;

         (ii) to determine the terms and provisions of the respective stock option agreements (each, an "Option Agreement") granting Options, including the date or dates upon which Options shall become exercisable, which terms need not be identical, including, without limitation, the Exercisability Conditions (as hereinafter defined) therefor;

         (iii) as respects any Options granted hereunder, to determine the extent to which the Exercisability Conditions shall have been satisfied;

         (iv) to accelerate the vesting, exercisability or both of any outstanding Options;

         (v) to interpret the Plan and to prescribe, amend and rescind rules and regulations relating thereto; and

         (viii) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan, to resolve controversies and disputes regarding the interpretation of the Plan and to correct any defect, to cure any mistake or omission or reconcile any inconsistency in the Plan as may be necessary or appropriate to carry out the purposes and intents of the Plan.
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In making any such determinations, the Committee may take into account the nature of the services rendered by such individuals and such other factors as the Committee, in its discretion, shall deem relevant. All decisions, actions or interpretations of the Committee shall be final, conclusive and binding upon all parties, including, without limitation, all Optionees and any beneficiaries or other permitted assignees, transferees or other successors thereto or thereof.

         3.  Shares Subject to the Plan.

         (a) The total number of shares of Common Stock for which Options may be granted under the Plan shall not exceed 1,844,000 provided that such balance may be adjusted in accordance with the provisions of Sections 3(c) and 7 hereof.

         (b) The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of outstanding Options. The shares of Common Stock to be issued upon exercise of Options shall be authorized and unissued or reacquired shares of Common Stock.

         (c) The shares of Common Stock relating to the unexercised portion of any expired, terminated or canceled Option shall thereafter be available for the grant of new Options under the Plan.

         4.  Eligibility.

         (a) Options may be granted under the Plan only to employees of the Company or any "subsidiary corporation" of the Company, within the meaning of section 424(f) of the Code (a "Subsidiary"). For purposes of this Plan, the term "Company" shall be deemed to include the Company and its Subsidiaries.

         (b) Nothing contained in the Plan shall be construed to limit the right of the Company to grant stock options otherwise than under the Plan.

         5. Terms of Options. The terms of each Option granted under the Plan shall be determined by the Committee consistent with the provisions of the Plan, including the following:

         (a) Price. The purchase price of the shares of Common Stock subject to each Option shall be fixed by the Committee, in its discretion, at the time such Option is granted; provided, however, that, as respects any officer of the Company having annual compensation subject to Section 162(m) of the Code and as to any ISO issued hereunder, in no event shall such purchase price be less than the Fair Market Value (as hereinafter defined) of the shares of Common Stock as of the date such Option or ISO is granted.

         (b) Vesting and Exercisability. Each Option granted under the Plan shall be subject to vesting and exercisability conditions (together, the "Exercisability Conditions") which, from time to time shall be specified by the Committee. Exercisability Conditions as respects the initial grants of Options hereunder (the "Initial Exercisability Conditions") are specified in clause (i) of this Section 5(b) and, absent specific action by the Committee pursuant to clause (ii) of this Section 5(b), shall apply to each and every grant of Options hereunder.

         (i) Initial Exercisability Conditions. Each grant of Options made hereunder shall be designated as a "Type A" Option with respect to 50% of the shares subject thereto and as a "Type B" Option with respect to the remaining 50% of the shares subject thereto, and shall be subject to the respective vesting and exercisability conditions for Type A Options and Type B Options set forth in this Section 5(b).
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         (A) Type A Options. Except as otherwise may be specified by the
Committee in writing, each Type A Option granted under the Plan shall vest in full on the fourth anniversary of the date of the grant of such Option (the "Grant Date") provided that the Optionee has been continuously employed by the Company from the Grant Date until the date on which such Option is scheduled to vest. Each Type A Option, to the extent vested, shall become exercisable only if the Share Appreciation Amount (as hereinafter defined) for the period from the Grant Date until the fourth anniversary of such date (the "Initial Exercisability Date) exceeds the Share Appreciation Hurdle (as hereinafter defined) determined with respect to the same period, or, in the event such condition is not satisfied with respect to the Initial Exercisability Date, on any subsequent annual anniversary of the Initial Exercisability Date (each, a "Subsequent Exercisability Date") in respect of which the Share Appreciation Amount for the period from the Grant Date until the such Subsequent Exercisability Date shall exceed the Share Appreciation Hurdle determined with respect to the same period and provided that the Optionee therefor shall remain a full-time employee of the Company on and as of such Subsequent Exercisability Date. Vested Type A Options which do not become exercisable in accordance with the foregoing shall be forfeited. Vested Type A Options which become exercisable in accordance with the foregoing shall not become non-exercisable in the event that the conditions set forth above are not met with respect to a date subsequent to the Initial Exercisability Date or Subsequent Exercisability Date, as the case may be.

         For purposes of this Section 5(b)(i):

                  (1) "Share Appreciation Amount" means, with respect to any period for which such amount is to be determined, the sum of (y) the appreciation in the Fair Market Value of a share of Common Stock during such period plus (z) the Distribution Adjustment (as hereinafter defined) for such period.

                  (2) "Share Appreciation Hurdle" means, with respect to any period for which such amount is to be determined, the amount by which the Fair Market Value of a share of Common Stock would have appreciated during such period at a rate of return (compounded annually) equal to 150% of the average yield on U.S. Treasury obligations having a term to maturity of five years as determined annually in arrears by the Committee (to the extent practicable) as a five year rolling average of post-grant yields.

                  (3) "Distribution Adjustment" means, with respect to any period for which such amount is to be determined, the sum of (x) the cumulative aggregate per share amount of all cash dividends or distributions made by or on behalf of the Company in respect of a share of Common Stock during such period (or, as to any such share held as a treasury share by the Company, which would have been so distributed by the Company had such share been held by a person other than the Company) plus (y) the cumulative aggregate per share amounts of any other net payments or distributions made to all or any holders of the Common Stock which are determined by the Committee to constitute in substance payments or distributions made by or on behalf of the Company in respect of the Common Stock or any other equity security of the Company (other than any payments or distributions for which an adjustment has been made pursuant to Section 7 hereof) during such period plus (z) an assumed investment return in respect of any amounts included pursuant to clause (x) or clause (y) above, which assumed return shall be determined over the period from the date of such dividend, distribution or other payment through the date of determination of the Share Appreciation Amount and shall be based upon the Share Appreciation Hurdle.
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                  (B) Type B Options. Except as otherwise may be specified by the Committee in writing, each Type B Option granted under the Plan shall vest in full on the fourth anniversary of the Grant Date therefor provided that the Optionee has been continuously employed by the Company from the Grant Date until the date on which such Option is scheduled to vest. Each Type B Option, to the extent vested, shall become exercisable only if the Intrinsic Value Appreciation Amount (as hereinafter defined) for the period from the Grant Date until the Initial Exercisability Date exceeds the Intrinsic Value Appreciation Hurdle (as hereinafter defined) determined with respect to the same period, or, in the event such condition is not satisfied with respect to the Initial Exercisability Date, on any Subsequent Exercisability Date in respect of which the Intrinsic Value Appreciation Amount for the period from the Grant Date until the such Subsequent Exercisability Date shall exceed the Intrinsic Value Appreciation Hurdle determined with respect to the same period and provided that the Optionee therefor shall remain a full-time employee of the Company on such Subsequent Exercisability Date. Vested Type B Options which do not become exercisable in accordance with the foregoing shall be forfeited. Vested Type B Options which become exercisable in accordance with the foregoing shall not become non-exercisable in the event that the conditions set forth above are not met with respect to a date subsequent to the Initial Exercisability Date or Subsequent Exercisability Date, as the case may be.

         For purposes of this Section 5(b)(i):

                  (1) "Intrinsic Value" means the intrinsic value of a share of Common Stock as determined by the Committee from time to time as the Company's consolidated tangible book value per share of Common Stock determined in accordance with generally accepted accounting principles ("GAAP") adjusted to reflect (i) the then-current estimated fair values of each of the Company's material assets, liabilities and obligations, including, without limitation, the discounted values of the Company's reserves for unpaid losses and loss adjustment expenses; (ii) estimates of expected profits in business which has been bound but not yet reflected in the Company's GAAP financial statements and (iii) such other adjustments as shall be determined by the Committee as then necessary or appropriate to more fully and timely recognize the economic value of the Company's business. Consistent with the foregoing and to the greatest extent practicable, determinations of Intrinsic Value shall be made based on the expected payout of the Company's then-existing loss and loss adjustment expense reserves established on a basis consistent with its regular actuarial duration analyses and otherwise on a basis generally consistent with and based upon the assumptions and using the general methodologies then-employed by the Company in determining such balance as part of its regular managerial reporting.

                  (2) "Intrinsic Value Appreciation Amount" means, with respect to any period for which such amount is to be calculated, the sum of
         (y), the appreciation, if any, in the Intrinsic Value determined with respect to such period and (z) the Distribution Adjustment, if any, as respects such period.

                  (3) "Intrinsic Value Appreciation Hurdle" means, with respect to any period for which such Hurdle is to be calculated, the amount by which the Intrinsic Value would have appreciated during such period at a rate of return (compounded annually) equal to 150% of the average yield on U.S. Treasury obligations having a term to maturity of five years as determined annually in arrears by the Committee (to the extent practicable) as a five year rolling average of post-grant yields.
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         (ii)     Other Exercisability Conditions. To the extent determined by the Committee to more fully align the interests of the Company's investors with the interests of its managers or otherwise as may be required in the best interests of the Company, the Committee may from time to time adopt, as respects grants of Options made after any such determination, Exercisability Conditions different the Initial Exercisability Conditions.

         (c) Change of Control. Upon the occurrence of any Control Termination (as hereinafter defined), all then-outstanding Options held by the Optionee subject to such termination shall vest immediately and without the requirement of any further action by any person and shall then become exercisable in full. For purposes of this Section 5(c), the term: (i) "Control Termination" shall mean any Subject Termination (as hereinafter defined) which occurs in conjunction with or within two years following any Change of Control (as hereinafter defined); (ii) Subject Termination shall mean a termination of employment of the subject Optionee other than by reason of the death or permanent disability of the Optionee (y) effected by the Company other than for Cause (as such term is defined in clause (d) of this Section 5 or, alternatively, as otherwise provided in an employment agreement with, or letter of employment issued to, such Optionee or otherwise as provided in such Optionee's Option Agreement) or (z) effected by the Optionee with Good Reason (as hereinafter defined); (iii) "Change of Control" shall mean any transaction, circumstance or occurrence following which Zurich Insurance Company ("Zurich"), taken together with all of Zurich's majority-owned subsidiaries, shall not, directly or indirectly, own more than 25% of the issued and outstanding capital stock of the Company and (iv) "Good Reason" shall, as respects each Optionee,
(A) have the meaning ascribed to such terms or a parallel term in an employment agreement with, or letter of employment issued to, the subject Optionee or otherwise as provided in such Optionee's Option Agreement and (B) otherwise mean, without the Optionee's prior consent, (1) a material reduction or adverse alteration in the duties, authorities or responsibilities of Optionee's position; (2) a reduction in Employee's annual base salary, bonus or other compensation arrangements provided by the Company; (3) a relocation of the Optionee's principal place of employment in excess of thirty-five miles; (4) a material reduction in or the discontinuance of any employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974) in which the Optionee participates and which represents a material portion of Optionee's total compensation or retirement benefits; or (5) a material reduction in or the discontinuance of any other material perquisites provided by the Company to the Optionee.

         (d) Expiration. The term of each Option shall be fixed by the Committee, in its discretion, at the time such Option is granted. Subject to exception by the Committee relating to unusual circumstances, the term of each Option granted hereunder shall be ten (10) years provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the relevant Grant Date and each Option shall be subject to earlier termination upon termination of an Optionee's employment and in accordance with this Section 5(d). Unless otherwise determined by the Committee as of the date an Option is granted and subject to clause (c) of this Section 5:

         (i) Termination for Cause. If an Optionee's employment with the Company is terminated by the Company for Cause, the Optionee shall forfeit all outstanding Options, whether or not such Options were vested or exercisable on the date of such termination.

         (ii) Voluntary Termination; Termination without Cause. If an Optionee voluntarily terminates employment with the Company, or if the Optionee's employment with the Company is terminated by the Company without Cause, the Optionee shall forfeit: (y) all outstanding Options which have not vested as of the date of such termination and (ii) all outstanding vested Options which are not exercisable as the date upon which such employment is terminated. Such Optionee's outstanding vested and exercisable Options shall remain outstanding until the date which is 90 days after the date of such termination.
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         (iii)    Other Terminations. Following any termination of employment of an Optionee by reason of death, disability or retirement after age 62 with the Company's consent, the Optionee shall forfeit all outstanding Options which have not vested as of the date of such termination. Such Optionee's outstanding vested
                  Options shall remain outstanding until the earlier of (A) the expiration of such Options and (B) one year after the date of such termination but may be exercised only if the exercisability conditions set forth in Section 5(b) hereof have been satisfied or waived.

         (iv) Special Cases. Except as respects any ISO, in the event that the Committee determines that the provisions of clause (ii) of this Section 5(d) should not apply, if an Optionee agrees at the request of the Company to terminate employment with the Company and accept employment with any Affiliate (as hereinafter defined) thereof, the Committee in its discretion may continue in effect all or any portion of the Options previously granted to such Optionee on terms determined by the Committee to be in the best interests of the Company. For purposes of this Plan, the term Affiliate shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Plan, the term "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         (v) Definition of Cause. For purposes of this Section 5(c), the term "Cause" means, unless otherwise provided in an employment agreement with, or letter of employment issued to, any Optionee or otherwise as provided in an Optionee's Option
                  Agreement: (i) repeated and material failure to render services to the Company in accordance with such Optionee's obligations under any employment agreement to which such Optionee is a party with the Company or otherwise under applicable law; (ii) repeated or gross neglect or repeated or gross misconduct inconsistent with the Optionee's obligations to the Company under applicable law; (iii) the commission by the Optionee of an act of fraud or embezzlement against the Company, or any other act or omission to act intended to result in the Optionee's personal enrichment (or the enrichment of such Optionee's friends, family, associates or affiliates) at the expense, directly or indirectly, of the Company; or (iv) the Optionee's commission of a felony or other serious crime involving moral turpitude.

         (d) Method of Exercise. Options shall be exercised by the delivery to the Company at its principal office or at such other address as may be established by the Committee (Attention: Corporate Secretary) of written notice (an "Exercise Notice") of the number of shares of Common Stock with respect to which the Option is being exercised accompanied by payment in full of the purchase price of such shares. Unless otherwise determined by the Committee at the time of grant, payment for such shares may be made (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price, (iii) by delivery to the Company of shares of Common Stock having a Fair Market Value equal to such purchase price, (iv) at the discretion of the Committee, by simultaneously exercising Options and selling the shares of Common Stock acquired thereby, pursuant to a brokerage or similar arrangement approved by the Committee, and using the proceeds as payment of such purchase price, or (v) by any combination of the methods of payment described in (i) through (iv) above.

         (e) No Shareholder Rights. An Optionee shall not have any of the rights of a holder of the Common Stock with respect to the shares of Common Stock subject to an Option until such shares are issued to such Optionee upon the exercise of such Option.

         (f) Transferability. Options are not assignable or transferable by Optionees other than by will or the laws of descent and distribution. No assignment or transfer of any Option or of any interest therein or of any of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (other than by will or the laws of descent and distribution) shall vest in the assignee or transferee any interest or right whatsoever, but immediately upon such assignment or transfer, such Option shall terminate and become of no further effect.

         (g) Fair Market Value. For purposes of the Plan, the "Fair Market Value" of a share of Common Stock on any date shall be the average, as reasonably determined by the Committee, of the closing prices of the Common Stock's sales on the principal domestic securities exchange on which the Common Stock may be at the time listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of the close of trading in New York City on such day, or, if on any day the Common Stock is not quoted in the NASDAQ System, the average of the high and low bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of ten (10) consecutive business days consisting of the business day immediately preceding the day as of which "Fair Market Value" is being determined and the nine (9) consecutive business days prior to such day; provided, however, that if the Common Stock is listed on any domestic securities exchange or quoted in the NASDAQ System, the term "business day" or "business days" as used in this sentence means a day or days, as applicable, on which such exchange or the NASDAQ System is open for trading or quotation, as the case may be. If at any time the Common Stock is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Fair Market Value" will be the fair value thereof determined by the Committee.

         (h) Maximum Grants. In no event shall any single Optionee be granted under the Plan Options covering more than 150,000 shares of Common Stock during any calendar year that the Plan is in effect.

         6. Special Provisions Applicable to ISOs. The following special provisions shall be applicable to ISOs granted under the Plan.

         (a) No ISOs shall be granted under the Plan after ten (10) years from the earlier of (i) the date the Plan is adopted, or (ii) the date the Plan is approved by the Company's shareholders as provided in Section 10 hereof.

         (b) ISOs may not be granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary, or any "parent corporation" (a "Parent") of the Company within the meaning of Section 424(e) of the Code.

         (c) If the aggregate Fair Market Value of the Common Stock with respect to which ISOs are exercisable for the first time by any Optionee during a calendar year (under all plans of the Company and its Parents and Subsidiaries) exceeds $100,000, such ISOs shall be treated, to the extent of such excess, as Non-Qualified Options. For purposes of the preceding sentence, the Fair Market Value of the Common Stock shall be determined at the time the ISOs covering such shares were granted.

         7. Special Adjustments. In the event of any additional issuance of Common Stock or options or rights to acquire shares of Common Stock, redemption or reacquisition of shares of Common Stock or instruments evidencing the right to acquire same whether by conversion or otherwise, reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination or exchange of shares and the like involving the Company, or dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Committee to one or more of the following: (i) the aggregate number of shares of Common Stock available under the Plan, (ii) the maximum number of shares which may be granted to any single Optionee, (iii) the number of shares of Common Stock and price per share of Common Stock subject to outstanding Options, and (iv) one or more of the Share Appreciation Amount, Share Appreciation Hurdle, Distribution Adjustment, Intrinsic Value Appreciation Amount, Intrinsic Value Appreciation Hurdle as respects all or fewer than all of the options issued hereunder; which adjustment(s) shall be determined by the Committee so as to preserve to the greatest extent practicable the economic value of the Options issued or issuable hereunder while advancing the essential intent and principles hereof. If the Company shall be sold, reorganized, consolidated, taken private, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged (a "Corporate Event"), an Optionee shall at the time of issuance of the stock under such Corporate Event be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such Corporate Event as if he had been, immediately prior to such event, the holder of the number of shares of Common Stock covered by his Option; provided, however, that the Committee may, in its discretion, (i) accelerate the exercisability of outstanding Options, and shorten the term thereof, to any date prior to the occurrence of such Corporate Event, or (ii) provide for the cancellation of outstanding Options in exchange for cash equal to the aggregate in-the-money value of such Options at the time of such Corporate Event as determined in its discretion. In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any corporate transaction not described above or any event shall occur as to which the foregoing is not strictly applicable but the failure to make any adjustment would not fairly protect the economic rights of the Optionees hereunder in accordance with the essential intent and principles hereof, then the Committee shall make such equitable adjustments in the terms and provisions governing outstanding Options and in the number of Options available for issuance under the Plan, as it deems appropriate in order to preserve to the greatest extent practicable the economic value of the Plan and such outstanding Options while advancing the essential intent and principles hereof. Any adjustment under this Section 7 in the number of shares of Common Stock subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

         8.  Further Conditions of Exercise.

         (a) Unless prior to the exercise of an Option the shares of Common Stock issuable upon such exercise are the subject of a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and there is then in effect a prospectus filed as part of such registration statement meeting the requirements of Section 10(a)(3) of the Securities Act, the notice of exercise with respect to such Option shall be accompanied by a representation or agreement of the Optionee to the Company to the effect that such shares are being acquired for investment only and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company, unless, in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with the Securities Act.

         (b) Anything in subparagraph (a) of this Section 8 to the contrary notwithstanding, the Company shall not be obligated to issue or sell any shares of Common Stock until they have been listed on each securities exchange on which the shares of Common Stock may then be listed and until and unless, in the opinion of counsel to the Company, the Company may issue such shares pursuant to a qualification or an effective registration statement, or an exemption from registration, under such state and federal laws, rules or regulations as such counsel may deem applicable. The Company shall use reasonable efforts to effect such listing, qualification and registration, as the case may be.

         9.  Termination, Modification and Amendment.

         (a) The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the date of its adoption by the Board of Directors and no Option shall be granted after termination of the Plan.

         (b) The Plan may at any time be terminated or, from time to time, be modified or amended by the Board of Directors; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the shares of the capital stock of the Company present in person or by proxy and entitled to vote at a meeting duly held in accordance with Delaware law, (i) increase (except as provided by Section 7) the maximum number of shares of Common Stock as to which Options may be granted under the Plan or (ii) reduce the minimum purchase price at which Options may be granted under the Plan.

         (c) No termination, modification or amendment of the Plan may adversely affect the rights conferred by the grant of any Option without the prior consent of the affected Optionee.

         10. Effectiveness of the Plan. The Plan shall become effective upon adoption by the Board of Directors of the Company, subject to the affirmative vote of the holders of a majority of the shares of Common Stock outstanding present in person or by proxy and entitled to vote at a meeting duly held in accordance with the provisions of applicable law. Options may be granted under the Plan prior to receipt of such approval, provided that, in the event such approval is not obtained, the Plan and all Options granted under the Plan shall be null and void and of no force and effect.

         11. Not a Contract of Employment. No employee or other person shall have any claim or right to be granted any Options under the Plan. Nothing contained in the Plan or in any stock option agreement executed pursuant hereto confers or shall be deemed to confer upon any Optionee any right to remain in the employ of the Company or any Subsidiary.

         12. Governing Law. The Plan shall be governed by the laws of the state of Delaware without reference to principles of conflict of laws thereof.

         13. Withholding. As a condition to the exercise of any Option, the Committee may require that an Optionee satisfy, through withholding from other compensation, the disposition of shares acquired by exercise of Options or otherwise, the full amount of all federal, state and local income and other taxes required to be withheld in connection with such exercise.